UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2023

ATN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

500 Cummings Center

Beverly, MA 01915

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ATNI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Executive Agreements

On March 8, 2023, the Board of Directors of ATN International, Inc. (the “Company”) adopted changes to the Company’s form of executive agreements that provide severance benefits with each of the Company’s named executive officers (the “Form of Executive Severance Agreement”). The changes to these Form of Executive Severance Agreements, amongst other items, in the event of a termination by the Company without “cause” or by the executive for “good reason” either three months prior to, or twelve months (eighteen months in the case of the Chief Executive Officer) following, a change in control (as defined in the amended severance agreements), entitle such executive to the immediate vesting of all performance stock units in accordance with the terms and conditions of the Company’s Form of Performance Stock Unit Award Grant Notice and Performance Stock Unit Agreement. Each of the outstanding severance agreements between the Company and the Company’s named executive officers has been amended and restated to conform to the new Executive Agreement.

In addition, changes to the Form of Executive Severance Agreement no longer require any executive to release the Company from any claims with respect to indemnification pursuant to written indemnity agreements as a condition to the receipt of severance benefits under the Form of Executive Severance Agreement.

The foregoing summary of the Form of Executive Severance Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement. The Company intends to file the Form of Executive Severance Agreement as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2022.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Bylaws

On March 8, 2023, the Board of Directors of the Company adopted amended and restated bylaws of the Company (the bylaws, as so amended and restated, the “Amended and Restated Bylaws”), effective immediately. These Amended and Restated Bylaws, among other things:

•	Provide advanced notice requirements for stockholders’ proposals for matters to be voted upon at any meeting of stockholders pursuant to the universal proxy rules adopted by the Securities and Exchange Commission (Rule 14a-19);
•	Provide requirements for convening any special meeting of stockholders; and
•	Eliminate provisions in the Company’s Bylaws relating to action by stockholder consent in lieu of meeting.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Third Amended and Restated Bylaws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of ATN International, Inc. (as amended March 8, 2023).

104	Cover Page Interactive Data File. (The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATN INTERNATIONAL, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: March 14, 2023